Exhibit 99.1

EQUIPMENT AND CORPORATE
INFRASTRUCTURE FUND FOURTEEN, L.P.

PORTFOLIO OVERVIEW

FIRST QUARTER

2010

Letter from the CEOs                                                                                                                                             As of May 21, 2010

Dear investor in ICON Equipment and Corporate Infrastructure Fund Fourteen, L.P.:

We write to briefly summarize our activity for the first quarter of 2010.  A more detailed analysis, which we encourage you to read, is contained in our Form 10-Q.  Our Form 10-Q and our other quarterly, annual and current reports are available in the Investor Relations section of our investment manager’s website, www.iconcapital.com.

Fund Fourteen’s offering period commenced on May 18, 2009.  Fund Fourteen raised $99,098,585 in capital contributions through March 31, 2010.  As of March 31st, we had invested $52,225,8961 of capital, or 59.95% of capital available for investment, in approximately $52,225,8962 worth of business-essential equipment and corporate infrastructure.  Fund Fourteen does not currently have any leveraged investments.  Further, our distribution coverage ratio3 for the first quarter was 182.52%.  As of March 31st, Fund Fourteen held $35,928,273 of capital available for future investments.  Fund Fourteen collected 100%4 of all scheduled rent and loan receivables due for the first quarter.

We have been able to continue to take advantage of the dislocation in the credit markets by making some quality investments in business-essential equipment and corporate infrastructure.  During the first quarter of 2010, we purchased twenty-six motor coach buses and leased them to affiliates of Coach America Holdings, Inc. We also made a secured term loan to affiliates of Northern Leasing Systems, Inc. that is secured by an underlying pool of leases for credit card machines, and entered into a sale and leaseback transaction with Global Crossing Telecommunications, Inc. for telecommunications equipment.  We invested $19,238,614 of total equity in the first quarter of 20105.

We believe that there will be many excellent opportunities for us to continue to deploy our equity in well structured deals secured by business-essential equipment and corporate infrastructure, as traditional lenders are still fairly reluctant to lend in the current economic climate.

We invite you to read through our portfolio overview on the pages that follow for a more detailed explanation of the above described investments.  As always, thank you for entrusting ICON with your investment assets.

Sincerely,

Michael A. Reisner	Mark Gatto
Co-President and Co-Chief Executive Officer	Co-President and Co-Chief Executive Officer

1 Pursuant to Fund Fourteen’s financials, prepared in accordance with US GAAP.
2 Pursuant to Fund Fourteen’s financials, prepared in accordance with US GAAP.
3 The ratio of inflows from investments divided by paid distributions, but does not take into account fees and operating expenses.
4 Collections as of May 14, 2010.
5 Pursuant to Fund Fourteen’s financials, prepared in accordance with US GAAP.

ICON EQUIPMENT AND CORPORATE INFRASTRUCTURE
FUND FOURTEEN, L.P.

First Quarter 2010 Portfolio Overview

We are pleased to present ICON Equipment and Corporate Infrastructure Fund Fourteen, L.P.’s (the “Fund”) Portfolio Overview for the first quarter of 2010.  References to “we,” “us” and “our” are references to the Fund, references to the “General Partner” are references to the general partner of the Fund, ICON GP 14, LLC, and references to the “Investment Manager” are references to the investment manager of the Fund, ICON Capital Corp.

The Fund

Our offering period commenced on May 18, 2009 and is anticipated to end no later than May 2011.  From our initial offering through March 31, 2010, we raised $99,098,585 in capital contributions.

During the first quarter of 2010, we were in our offering period, during which time we raise capital through the sale of our limited partnership interests and also invest in business-essential equipment and corporate infrastructure.  Cash generated from these investments is used to make distributions to our limited partners.  Availability of cash to be used for reinvestment depends on the requirements for expenses, reserves and distributions to limited partners.

At the close of our offering period, we will enter our operating period, during which time we anticipate continuing to invest our offering proceeds and cash generated from operations.  Our operating period is anticipated to continue for a period of five years from the closing of the offering, unless extended at our General Partner’s sole discretion.  Following our operating period, we will enter our liquidation period, during which time the leases and loans we own will mature or be sold in the ordinary course of business.

Recent Transactions

•
On April 1, 2010, we sold to an unaffiliated third party, Hardwood Partners, LLC (“Hardwood Partners”), (i) a 4.805% interest in ICON Quattro, LLC (“ICON Quattro”) for the purchase price of $450,000, (ii) a 4.467% interest in ICON Atlas, LLC (“ICON Atlas”) for the purchase price of $450,000, (iii) a 2.384% interest in ICON ION, LLC (“ICON ION”) for the purchase price of $450,000 and (iv) a 9.084% interest in ICON Global Crossing VI, LLC (“ICON Global Crossing VI”) for the purchase price of $1,000,000.

Portfolio Overview

Our portfolio consists of investments that we have made directly, as well as those that we have made with our affiliates.  As of March 31, 2010, our portfolio consisted primarily of the following investments.

•
We, through ICON Atlas, a joint venture owned 40.53% by us, 49.54% by ICON Leasing Fund Twelve, LLC, an entity managed by our Investment Manager (“Fund Twelve”), and 9.93% by Hardwood Partners, purchased four Ariel natural gas driven gas compressors and four Ariel electric driven gas compressors from AG Equipment Co. for the aggregate purchase price of approximately $11,298,000.  Simultaneously with the purchases, ICON Atlas entered into a forty-eight month lease with Atlas Pipeline Mid-Continent, LLC (“Atlas”) that expires on August 31, 2013.  The obligations of Atlas are guaranteed by its parent company, Atlas Pipeline Partners, L.P.

•
ICON ION, a joint venture owned 42.61% by us, 52.09% by Fund Twelve and 5.30% by Hardwood Partners, was formed for the purpose of making secured term loans to ARAM Rentals Corporation (“ARC”) and ARAM Seismic Rentals, Inc. (“ASR,” together with ARC, collectively referred to as the “ARAM Borrowers”) in the aggregate amount of $20,000,000. The ARAM Borrowers are wholly-owned subsidiaries of ION Geophysical Corporation (“ION”).  The loans are secured by (i) a first priority security interest in all of the ARAM analog seismic system equipment owned by the ARAM Borrowers and (ii) a pledge of all equity interests in the ARAM Borrowers.  In addition, ION guaranteed all of the obligations of the ARAM Borrowers under the loans.  The loans are payable monthly for a period of five years, beginning on August 1, 2009.

•
We, through ICON Exopack, LLC (“ICON Exopack”), our wholly-owned subsidiary, purchased a 3-layer blown film extrusion line and an eight color 48” – 52” flexographic printing press from Exopack, LLC (“Exopack”) for the aggregate purchase price of approximately $6,376,000.   Simultaneously with the purchases of the equipment, ICON Exopack entered into leases with Exopack.  The leases are for periods of sixty months, which expire on July 31, 2014 and September 30, 2014, respectively.  The obligations of Exopack are guaranteed by its parent company, Exopack Holding Corp.

•
We, through our wholly-owned subsidiary, ICON Northern Leasing III, LLC (“ICON NL III”), provided a senior secured term loan in the aggregate amount of approximately $9,860,000 to Northern Capital Associates XVIII, L.P. (“NCA XVIII”), Northern Capital Associates XV, L.P. (“NCA XV”) and Northern Capital Associates XIV, L.P. (“NCA XIV”).  The loan is secured by (i) an underlying pool of leases for credit card machines of NCA XVIII; (ii) an underlying pool of leases for credit card machines of NCA XV (subject only to the first priority security interest of ICON Northern Leasing II, LLC (“ICON NL II”)), and (iii) an underlying pool of leases for credit card machines of NCA XIV (subject only to the first priority security interest of ICON Northern Leasing, LLC and second priority security interest of ICON NL II).  Interest on the secured term loan accrues at a rate of 18% per year.  The loan is payable monthly in arrears for a period of forty-eight months.  The obligations of NCA XVIII, NCA XV and NCA XIV are guaranteed by Northern Leasing Systems, Inc.

•
We, through our wholly-owned subsidiary, ICON Coach II, LLC (“ICON Coach II”), agreed to purchase and lease back twenty-six (26) 2010 MCI J4500 motor coach buses for the aggregate purchase price of approximately $10,370,000.  ICON Coach II entered into a sixty-month lease with Dillon's Bus Service, Inc. (“DBS”) and Lakefront Lines, Inc. (“Lakefront”) that commenced on June 1, 2010.  Simultaneously with the execution of the lease, ICON Coach II purchased eleven (11) 2010 MCI J4500 motor coach buses from Motor Coach Industries, Inc. (“MCI”) for the purchase price of $4,502,715 and leased the buses to DBS.  From March 9, 2010 through June 1, 2010, DBS paid ICON Coach II interim rent in the amount of approximately $67,000 per month.  On May 13, 2010, ICON Coach II purchased fifteen (15) 2010 MCI J4500 motor coach buses from MCI for the purchase price of $5,865,450 and simultaneously leased the buses to Lakefront.  Lakefront paid interim rent in the amount of approximately $55,000 from May 13, 2010 through May 31, 2010.  The obligations of DBS and Lakefront are guaranteed by Coach America Holdings, Inc. and CUSA, LLC.

•
We, through ICON Quattro, a joint venture owned 40.20% by us, 49.12% by Fund Twelve and 10.68% by Hardwood Partners, participated in a £24,800,000 loan facility by making a second priority secured term loan to Quattro Plant Limited (“Quattro Plant”), a wholly-owned subsidiary of Quattro Group Limited (“Quattro Group”), in the amount of £5,800,000.  The loan is secured by (i) all of Quattro Plant’s rail support construction equipment, which consists of railcars, attachments to railcars, bulldozers, excavators, tractors, lowboy trailers, street sweepers, service trucks, forklifts and any other existing or future asset owned by Quattro Plant, (ii) all of Quattro Plant’s accounts receivable, and (iii) a mortgage over certain real estate in London, England owned by the majority shareholder of Quattro Plant.  In addition, ICON Quattro received a key man insurance policy insuring the life of the majority shareholder of Quattro Plant in the amount of £5,500,000.  All of Quattro Plant’s obligations under the loan are guaranteed by Quattro Group and its subsidiaries, Quattro Hire Limited and Quattro Occupational Academy Limited.  Interest on the secured term loan accrues at a rate of 20% per year and the loan will be amortized to a balloon payment of 15% at the end of the term.  The loan is payable monthly in arrears for a period of thirty-three months, which began on January 1, 2010.  Quattro Plant has the option to prepay the entire outstanding amount of the loan beginning January 1, 2012 in consideration for a fee of 5% of the amount being prepaid.

•
We, through ICON Global Crossing VI, a joint venture owned 90.92% by us and 9.08% by Hardwood Partners, own telecommunications equipment that is subject to various leases with Global Crossing Telecommunications, Inc.  We paid purchase prices in the amounts of approximately $5,323,000, approximately $2,140,000 and approximately $4,300,000 for the equipment and their respective leases are each set to expire on September 30, 2012, November 30, 2012 and February 30, 2013.

Revolving Line of Credit

We and certain entities sponsored by our Investment Manager, ICON Income Fund Eight B L.P., ICON Income Fund Nine, LLC, ICON Income Fund Ten, LLC, ICON Leasing Fund Eleven, LLC and Fund Twelve (collectively, the “ICON Borrowers”), are parties to a Commercial Loan Agreement, as amended (the “Loan Agreement”), with California Bank & Trust.  The Loan Agreement provides for a revolving line of credit of up to $30,000,000 pursuant to a senior secured revolving loan facility (the “Facility”), which is secured by all assets of the ICON Borrowers not subject to a first priority lien.  The Facility expires on June 30, 2011.  The interest rate at March 31, 2010 was 4.0%.  Aggregate borrowings by all ICON Borrowers under the Facility amounted to $700,000 at March 31, 2010, none of which was attributable to the Fund.

Transactions with Related Parties

We have entered into certain agreements with our General Partner, our Investment Manager and ICON Securities Corp. (“ICON Securities”), a wholly-owned subsidiary of our Investment Manager, whereby we pay certain fees and reimbursements to these parties.  ICON Securities is entitled to receive a 3% underwriting fee from the gross proceeds from sales of our limited partnership interests, of which up to 1% may be paid to unaffiliated broker-dealers as a fee for their assistance in marketing the Fund and coordinating sales efforts.

We pay our Investment Manager (i) a management fee equal to 3.5% of the gross periodic payments due and paid from our investments and (ii) acquisition fees, through the end of the operating period, equal to 2.5% of the total purchase price of our investments.  The purchase price includes the cash paid, indebtedness incurred, assumed or to which our gross revenues from the investment are subject and/or the value of the equipment secured by or subject to such investment, and the amount of the related acquisition fees on such investment, plus that portion of the expenses incurred by our General Partner or its affiliates in making investments on an arm’s length basis with a view to transferring such investments to us, which is allocated to the investments in question in accordance with allocation procedures employed by our General Partner or such affiliate from time to time and within generally accepted accounting principles.

In addition, we reimburse our General Partner and its affiliates for organizational and offering expenses incurred in connection with our organization and offering.  The reimbursement of these expenses will be capped at the lesser of 1.44% of the gross offering proceeds (assuming all of our limited partnership interests are sold in the offering) and the actual costs and expenses incurred by our General Partner and its affiliates.  Accordingly, our General Partner and its affiliates may ultimately be reimbursed for less than the actual costs and expenses incurred.  These costs may include, but are not limited to, legal, accounting, printing, advertising, administrative, investor relations and promotional expenses for registering, offering and distributing our limited partnership interests to the public.  Our General Partner also has a 1% interest in our profits, losses, cash distributions and liquidation proceeds.

Our General Partner and its affiliates also perform certain services relating to the management of our portfolio.  Such services include, but are not limited to, credit analysis and underwriting, receivables management, portfolio management, accounting, financial and tax reporting, and remarketing and marketing services.

In addition, our General Partner and its affiliates are reimbursed for administrative expenses incurred in connection with our operations.  Administrative expense reimbursements are costs incurred by our General Partner or its affiliates that are necessary to our operations.  These costs include our General Partner’s and its affiliates’ legal, accounting, investor relations and operations personnel, as well as professional fees and other costs that are charged to us based upon the percentage of time such personnel dedicate to us.  Excluded are salaries and related costs, office rent, travel expenses and other administrative costs incurred by individuals with a controlling interest in our General Partner.

Fees and other expenses paid or accrued by the Partnership to the General Partner or its affiliates were as follows:

			Three Months Ended
Entity	Capacity	Description	March 31, 2010
ICON Capital Corp.	Investment Manager	Organizational and offering
		expense reimbursements (1)	$203,413
ICON Securities Corp.	Dealer-Manager	Underwriting fees (2)	894,330
ICON Capital Corp.	Investment Manager	Acquisition fees (3)	745,332
ICON Capital Corp.	Investment Manager	Management fees (4)	78,611
ICON Capital Corp.	Investment Manager	Administrative expense
		reimbursements (4)	940,577
			$2,862,263

(1) Amount capitalized and charged to partners' equity.
(2) Amount charged directly to partners' equity.
(3) Amount capitalized and amortized to operations over the estimated service period in accordance with the Fund's accounting policies.
(4) Amount charged directly to operations.

At March 31, 2010, we had a payable of $924,387 due to our General Partner and its affiliates that primarily consisted of administrative expense reimbursements in the amount of $690,577.

From April 1, 2010 to May 10, 2010, we raised an additional $14,979,360 in capital contributions and have paid or accrued underwriting fees to ICON Securities in the amount of $425,013.

Your participation in the Fund is greatly appreciated.

We are committed to protecting the privacy of our investors in compliance with all applicable laws. Please be advised that, unless required by a regulatory authority such as FINRA or ordered by a court of competent jurisdiction, we will not share any of your personally identifiable information with any third party.

ICON Equipment and Corporate Infrastructure Fund Fourteen, L.P.
(A Delaware Limited Partnership)
Consolidated Balance Sheets

Assets

	March 31,
	2010	December 31,
	(unaudited)	2009
Cash and cash equivalents	$36,423,766	$27,074,324
Net investment in finance lease	4,304,684	-
Leased equipment at cost (less accumulated depreciation of
$1,345,561 and $649,453, respectively)	17,449,711	13,530,536
Note receivable	9,857,589	-
Investments in joint ventures	17,483,193	17,742,829
Deferred charges, net	1,154,085	1,186,369
Other assets, net	756,537	33,006

Total Assets	$87,429,565	$59,567,064

Liabilities and Partners' Equity

Liabilities
Deferred revenue	$731,382	$227,161
Due to General Partner and affiliates	924,387	566,964
Accrued expenses and other liabilities	1,052,295	157,889

Total Liabilities	2,708,064	952,014

Commitments and contingencies

Partners' (Deficit) Equity
Limited Partners	84,761,809	58,640,528
General Partner	(40,308)	(25,478)

Total Partners' Equity	84,721,501	58,615,050

Total Liabilities and Partners' Equity	$87,429,565	$59,567,064

ICON Equipment and Corporate Infrastructure Fund Fourteen, L.P.
(A Delaware Limited Partnership)
Consolidated Statement of Operations
(unaudited)

Three Months Ended
March 31, 2010

Revenue:
Rental income	$1,075,749
Finance income	64,381
Income from investments in joint ventures	667,496
Interest and other income	168,953

Total revenue	1,976,579

Expenses:
Management fees	78,611
Administrative expense reimbursements	940,577
General and administrative	241,007
Depreciation and amortization	705,843

Total expenses	1,966,038

Net income	$10,541

Net income allocable to:
Limited Partners	$10,436
General Partner	105

$10,541

Weighted average number of limited
partnership interests outstanding	84,756

Net income per weighted average
limited partnership interest outstanding	$0.12

ICON Equipment and Corporate Infrastructure Fund Fourteen, L.P.
(A Delaware Limited Partnership)
Consolidated Statement of Changes in Partners' Equity

	Limited			Total
	Partnership	Limited		Partners'
	Interests	Partners	General Partner	Equity
Balance, December 31, 2009	68,411	$58,640,528	$(25,478)	$58,615,050

Net income	-	10,436	105	10,541
Proceeds from sale of limited partnership interests	30,916	30,798,446	-	30,798,446
Sales and offering expenses	-	(3,209,025)	-	(3,209,025)
Cash distributions	-	(1,478,576)	(14,935)	(1,493,511)

Balance, March 31, 2010 (unaudited)	99,327	$84,761,809	$(40,308)	$84,721,501

ICON Equipment and Corporate Infrastructure Fund Fourteen, L.P.
(A Delaware Limited Partnership)
Consolidated Statement of Cash Flows
(unaudited)

Three Months Ended
March 31, 2010

Cash flows from operating activities:
Net income	$10,541
Adjustments to reconcile net income to net cash provided by
operating activities:
Finance income	(64,381)
Income from investments in joint ventures	(667,496)
Depreciation and amortization	705,843
Changes in operating assets and liabilities:
Collection of finance leases	140,920
Other assets, net	(348,745)
Accrued expenses and other liabilities	832,791
Deferred revenue	504,221
Due to/from General Partner and affiliates, net	234,076
Distributions from joint ventures	585,996

Net cash provided by operating activities	1,933,766

Cash flows from investing activities:
Purchase of equipment	(9,001,888)
Investment in joint venture	(111,987)
Distributions from joint ventures in excess of profits	453,123
Investment in notes receivable	(10,236,727)

Net cash used in investing activities	(18,897,479)

Cash flows from financing activities:
Sale of limited partnership interests	30,798,446
Sales and offering expenses paid	(2,911,714)
Deferred charges	(80,066)
Cash distributions	(1,493,511)

Net cash provided by financing activities	26,313,155

Net increase in cash and cash equivalents	9,349,442

Cash and cash equivalents, beginning of the period	27,074,324

Cash and cash equivalents, end of the period	$36,423,766

Supplemental disclosure of non-cash investing and financing activities:
Organizational and offering expenses due to Investment Manager	$123,347
Sales commissions due to third parties	$61,615
Organizational and offering expenses charged to equity	$235,696

Forward-Looking Information – Certain statements within this document may constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 (“PSLRA”).  These statements are being made pursuant to the PSLRA, with the intention of obtaining the benefits of the “safe harbor” provisions of the PSLRA, and, other than as required by law, we assume no obligation to update or supplement such statements.  Forward-looking statements are those that do not relate solely to historical fact.  They include, but are not limited to, any statement that may predict, forecast, indicate or imply future results, performance, achievements or events.  You can identify these statements by the use of words such as “may,” “will,” “could,” “anticipate,” “believe,” “estimate,” “expect,” “continue,” “further,” “plan,” “seek,” “intend,” “predict” or “project” and variations of these words or comparable words or phrases of similar meaning.  These forward-looking statements reflect our current beliefs and expectations with respect to future events and are based on assumptions and are subject to risks and uncertainties and other factors outside our control that may cause actual results to differ materially from those projected.  We undertake no obligation to update publicly or review any forward-looking statement, whether as a result of new information, future developments or otherwise.

Additional Required Disclosure

To fulfill our promises to you we are required to make the following disclosures when applicable:

A detailed financial report on SEC Form 10-Q or 10-K (whichever is applicable) is available to you.  It is typically filed either 45 or 90 days after the end of a quarter or year, respectively.  Usually this means a filing will occur on or around March 31, May 15, August 15, and November 15 of each year.  It contains financial statements and detailed sources and uses of cash plus explanatory notes.  You are always entitled to these reports.  Please access them by:

•	Visiting www.iconcapital.com

or

•	Visiting www.sec.gov

or

•	Writing us at: Angie Seenauth c/o ICON Capital Corp., 120 Fifth Avenue, 8th Floor, New York, NY 10011

We do not distribute these reports to you directly in order to keep our expenses down as the cost of mailing this report to all investors is significant.  Nevertheless, the reports are immediately available upon your request.

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